Exhibit 99.1

Contacts:
Eric Nierenberg	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Advisors
Charles River Associates	crai@investorrelations.com
617-425-3020	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FOURTH-QUARTER AND FULL-YEAR 2025 FINANCIAL RESULTS
Fourth Quarter Revenue Increases 11.6% Year Over Year

Broad-based Contributions Drive Record Revenue and Profitability in Fiscal 2025

Board Expands Share Repurchase Authorization by $55 Million
BOSTON, February 26, 2026 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fourth quarter and fiscal year ended January 3, 2026.
“For the eighth consecutive year, CRA established a new record for annual revenue,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Strong top-line growth drove record profitability as net income, earnings per diluted share, and EBITDA each set a new annual high. For the fourth quarter, we continued to see strength across our portfolio of services as total revenue increased 11.6% year over year to $197.0 million. Four practices—Antitrust & Competition Economics, Energy, Forensic Services, and Labor & Employment—led the way, with each generating double-digit revenue growth, while our Life Sciences and Risk, Investigations & Analytics practices also expanded revenue year over year. Geographically, our North American and international operations both supported the quarter’s revenue expansion, increasing 9.4% and 21.9%, respectively.”

Highlights for Fourth Quarter Fiscal 2025
•Revenue grew 11.6% year over year to $197.0 million.
•Utilization was 78% and quarter-end headcount increased 1.4% year over year.
•Net income decreased 12.0% year over year to $13.2 million, or 6.7% of revenue, compared with $15.0 million, or 8.5% of revenue, in the fourth quarter of fiscal 2024; non-GAAP net income decreased 2.1% year over year to $13.7 million, or 7.0% of revenue, compared with $14.0 million, or 7.9% of revenue, in the fourth quarter of fiscal 2024.
•Earnings per diluted share decreased 8.7% year over year to $1.99 from $2.18 in the fourth quarter of fiscal 2024; non-GAAP earnings per diluted share increased 1.5% year over year to $2.06 from $2.03 in the fourth quarter of fiscal 2024.
•Non-GAAP EBITDA remained relatively unchanged at $24.4 million, or 12.4% of revenue, compared with 13.9% of revenue in the fourth quarter of fiscal 2024.
•On a constant currency basis relative to the fourth quarter of fiscal 2024, revenue, GAAP net income, and earnings per diluted share would have been lower by $1.4 million, $0.2 million, and $0.04 per diluted share, respectively. Non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP EBITDA, would have been lower, by $0.2 million, $0.03 per diluted share, and $0.4 million, respectively.
•CRA returned $3.7 million of capital to its shareholders via dividend payments.

Highlights for Full-Year Fiscal 2025
•Revenue grew 9.3% year over year to $751.6 million while company-wide utilization was 77%.
•GAAP net income increased 17.4% year over year to $54.8 million, or 7.3% of revenue, or $8.14 per diluted share, compared with $46.7 million, or 6.8% of revenue, or $6.74 per diluted share for the full year fiscal 2024. Non-GAAP net income increased 5.2% year over year to $55.3 million, or 7.4% of revenue, or $8.23 per diluted share, compared with $52.6 million, or 7.7% of revenue, or $7.60 per diluted share for the full year fiscal 2024.
•Non-GAAP EBITDA grew 7.1% to $96.8 million, or 12.9% of revenue, compared with $90.4 million, or 13.2% of revenue, in fiscal 2024.
•On a constant currency basis relative to fiscal 2024, revenue, GAAP net income, and earnings per diluted share would have been lower by $3.9 million, $0.7 million, and $0.10 per diluted share, respectively. Non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP EBITDA would have been lower by $0.7 million, $0.11 per diluted share, and $0.9 million, respectively.
•For fiscal 2025, CRA returned $60.9 million of capital to its shareholders, consisting of $13.8 million in dividend payments and $47.1 million in share repurchases of approximately 252,000 shares.

Management Commentary and Financial Guidance
“Our fiscal 2025 financial performance reflects our continued strength in the marketplace, and we are looking to continue our broad-based profitable growth in the years ahead,” said Maleh. “For full-year fiscal 2026, on a constant-currency basis relative to fiscal 2025, we expect revenue in the range of $785 million to $805 million, and non-GAAP EBITDA margin in the range of 12.0% to 13.0%.”
“Based on current forecasts, we expect that currency effects will decrease our reported revenue by roughly $5 million and will decrease our reported EBITDA by less than $1 million when stated on a constant currency basis. In addition, non-cash forgivable loan amortization, which is reflected as an expense when presenting EBITDA metrics, is expected to increase approximately $15 million, or more than 30% year over year, in fiscal 2026 due to the increase in talent investments completed in fiscal 2025. Finally, as a reminder, fiscal 2026 returns to CRA’s typical 52-week year, whereas fiscal 2025 contained an extra week and resulted in a 53-week year. While we are pleased with CRA’s strong performance in 2025, we remain mindful that uncertain global macroeconomic, business, and political conditions can affect our business.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this press release is provided in the financial tables at the end of this press release.
Share Repurchase Expansion and Quarterly Dividend
On February 26, 2026, CRA’s Board of Directors authorized a $55.0 million expansion of the Company’s existing share repurchase program, in addition to the $10.9 million currently remaining under the program. CRA may repurchase shares of its common stock in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.
The Board of Directors also authorized a quarterly cash dividend of $0.57 per common share, payable on March 20, 2026 to shareholders of record as of March 10, 2026. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal-year 2025 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO Eric Nierenberg under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.

NON-GAAP FINANCIAL MEASURES
In this press release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share, non‑GAAP EBITDA and non-GAAP EBITDA margin. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. This press release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this press release. The financial measures identified in this press release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2026 on a constant currency basis relative to fiscal 2025 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; the development and use of artificial intelligence; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 3, 2026 COMPARED TO DECEMBER 28, 2024
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 3, 2026	As a % of Revenue	December 28, 2024	As a % of Revenue	January 3, 2026	As a % of Revenue	December 28, 2024	As a % of Revenue
Revenues	$196,963	100.0%	$176,435	100.0%	$751,583	100.0%	$687,414	100.0%
Cost of services (exclusive of depreciation and amortization)	138,924	70.5%	120,541	68.3%	519,288	69.1%	479,936	69.8%
Selling, general and administrative expenses	33,689	17.1%	31,266	17.7%	135,031	18.0%	125,050	18.2%
Depreciation and amortization	3,712	1.9%	3,174	1.8%	14,140	1.9%	11,677	1.7%
Income from operations	20,638	10.5%	21,454	12.2%	83,124	11.1%	70,751	10.3%

Interest expense, net	(1,383)	-0.7%	(1,013)	-0.6%	(5,358)	-0.7%	(4,417)	-0.6%
Foreign currency gains (losses), net	(667)	-0.3%	1,145	0.6%	(1,193)	-0.2%	(92)	—%
Income before provision for income taxes	18,588	9.4%	21,586	12.2%	76,573	10.2%	66,242	9.6%
Provision for income taxes	5,403	2.7%	6,599	3.7%	21,791	2.9%	19,589	2.8%
Net income	$13,185	6.7%	$14,987	8.5%	$54,782	7.3%	$46,653	6.8%

Net income per share:
Basic	$2.01		$2.21		$8.23		$6.82
Diluted	$1.99		$2.18		$8.14		$6.74

Weighted average number of shares outstanding:
Basic	6,547		6,763		6,641		6,821
Diluted	6,627		6,866		6,714		6,908

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 3, 2026 COMPARED TO DECEMBER 28, 2024
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 3, 2026	As a % of Revenue	December 28, 2024	As a % of Revenue	January 3, 2026	As a % of Revenue	December 28, 2024	As a % of Revenue
Revenues	$196,963	100.0%	$176,435	100.0%	$751,583	100.0%	$687,414	100.0%

Net income	$13,185	6.7%	$14,987	8.5%	$54,782	7.3%	$46,653	6.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	(190)	-0.1%	—	—%	(190)	—%
Restructuring (1)(2)	—	—%	—	—%	(462)	-0.1%	8,176	1.2%
Foreign currency (gains) losses, net	667	0.3%	(1,145)	-0.6%	1,193	0.2%	92	—%
Tax effect on adjustments	(150)	-0.1%	340	0.2%	(183)	—%	(2,126)	-0.3%
Non-GAAP net income	$13,702	7.0%	$13,992	7.9%	$55,330	7.4%	$52,605	7.7%

Non-GAAP net income per share:
Basic	$2.09		$2.06		$8.31		$7.69
Diluted	$2.06		$2.03		$8.23		$7.60

Weighted average number of shares outstanding:
Basic	6,547		6,763		6,641		6,821
Diluted	6,627		6,866		6,714		6,908

(1) Fiscal year-to-date ended January 3, 2026 includes restructuring and separation benefits totaling $4.9M, comprised of $3.8M in cash and $1.1M in non-cash charges; net of the reversal of $5.4M of non-cash charges associated with a previously recorded performance award.

(2) Fiscal year-to-date ended December 28, 2024 includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 3, 2026 COMPARED TO DECEMBER 28, 2024
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 3, 2026	As a % of Revenue	December 28, 2024	As a % of Revenue	January 3, 2026	As a % of Revenue	December 28, 2024	As a % of Revenue
Revenues	$196,963	100.0%	$176,435	100.0%	$751,583	100.0%	$687,414	100.0%

Net income	$13,185	6.7%	$14,987	8.5%	$54,782	7.3%	$46,653	6.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	(190)	-0.1%	—	—%	(190)	—%
Restructuring (1)(2)	—	—%	—	—%	(462)	-0.1%	8,176	1.2%
Foreign currency (gains) losses, net	667	0.3%	(1,145)	-0.6%	1,193	0.2%	92	—%
Tax effect on adjustments	(150)	-0.1%	340	0.2%	(183)	—%	(2,126)	-0.3%
Non-GAAP net income	$13,702	7.0%	$13,992	7.9%	$55,330	7.4%	$52,605	7.7%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	1,383	0.7%	1,013	0.6%	5,358	0.7%	4,417	0.6%
Provision for income taxes	5,553	2.8%	6,259	3.5%	21,974	2.9%	21,715	3.2%
Depreciation and amortization	3,712	1.9%	3,174	1.8%	14,140	1.9%	11,677	1.7%
Non-GAAP EBITDA	$24,350	12.4%	$24,438	13.9%	$96,802	12.9%	$90,414	13.2%

(1) Fiscal year-to-date ended January 3, 2026 includes restructuring and separation benefits totaling $4.9M, comprised of $3.8M in cash and $1.1M in non-cash charges; net of the reversal of $5.4M of non-cash charges associated with a previously recorded performance award.

(2) Fiscal year-to-date ended December 28, 2024 includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	January 3, 2026	December 28, 2024
Assets
Cash and cash equivalents	$18,210	$26,711
Accounts receivable and unbilled services, net	248,862	219,548
Other current assets	36,057	23,104
Total current assets	303,129	269,363

Property and equipment, net	36,713	45,205
Goodwill and intangible assets, net	100,404	100,953
Right-of-use assets	76,132	81,157
Other assets	112,495	74,761
Total assets	$628,873	$571,439

Liabilities and Shareholders’ Equity
Accounts payable	$30,177	$28,155
Accrued expenses	223,460	181,413
Current portion of lease liabilities	17,223	18,696
Revolving line of credit	34,000	—
Other current liabilities	25,169	23,045
Total current liabilities	330,029	251,309
Non-current portion of lease liabilities	76,009	84,541
Other non-current liabilities	9,237	23,516
Total liabilities	415,275	359,366

Total shareholders’ equity	213,598	212,073
Total liabilities and shareholders’ equity	$628,873	$571,439

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended
	January 3, 2026	December 28, 2024
Operating activities:
Net income	$54,782	$46,653
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
Non-cash items, net	34,976	29,316
Accounts receivable and unbilled services	(25,673)	(22,197)
Working capital items, net	(41,661)	(4,037)
Net cash provided by operating activities	22,424	49,735

Investing activities:
Purchases of property and equipment	(3,868)	(16,623)
Consideration paid for acquisitions, net	—	(1,500)
Net cash used in investing activities	(3,868)	(18,123)

Financing activities:
Borrowings under revolving line of credit	132,000	102,000
Repayments under revolving line of credit	(98,000)	(102,000)
Tax withholding payments reimbursed by shares	(2,862)	(3,209)
Cash dividends paid	(13,831)	(12,300)
Repurchase of common stock	(47,149)	(33,348)
Net cash used in financing activities	(29,842)	(48,857)

Effect of foreign exchange rates on cash and cash equivalents	2,785	(1,630)

Net increase (decrease) in cash and cash equivalents	(8,501)	(18,875)
Cash and cash equivalents at beginning of period	26,711	45,586
Cash and cash equivalents at end of period	$18,210	$26,711

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(449)	$598
Excise tax on share repurchases	$(415)	$(270)
Asset retirement obligations	$—	$191
Right-of-use assets obtained in exchange for lease obligations	$8,460	$10,084
Supplemental cash flow information:
Cash paid for taxes	$26,459	$21,444
Cash paid for interest	$4,659	$4,145
Cash paid for amounts included in operating lease liabilities	$24,826	$20,963